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MUELLER INDUSTRIES, INC.
1994 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

      1.      Purpose.    The 1994 Non-Employee Director Stock Option Plan
(the "Plan") is intended to promote the interests of Mueller Industries, Inc. (the "Company") by providing an inducement to obtain and retain the services of qualified persons who are neither employees nor officers of the Company to serve as members of the Board of Directors and to demonstrate the Company's appreciation for their service upon the Company's Board of Directors.

      2.      Rights to be Granted.    Under the Plan, options are granted
that give an Optionee the right for a specified time period to purchase a specified number of shares of common stock, par value $0.01, of the Company (the "Common Shares"). The option price is determined in each instance in accordance with the terms of the Plan.

      3.      Available Shares.    The total number of Common Shares for which
options may be granted shall not exceed twenty-five thousand (25,000), subject to adjustment in accordance with Section 13 hereof. Shares subject to the Plan are authorized but unissued shares or shares that were once issued and subsequently reacquired by the Company. If any options granted under the Plan are surrendered before exercise or lapse without exercise, in whole or in part, the shares reserved therefor revert to the option pool and continue to be available for grant under the Plan.

      4.      Administration.    The Plan shall be administered by the
Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall, subject to the provisions of the Plan and
Section 1 7 hereof in particular, have the power to construe the Plan, to determine all questions thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable.

      5.      Option Agreement.    Each option granted under the provisions of
the Plan shall be evidenced by an Option Agreement, in such form as may be approved by the Board, which Agreement shall be duly executed and delivered on behalf of the Company and by the individual to whom such option is granted. The Agreement shall contain such terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board.

      6.      Eligibility and Limitations.    Options may be granted pursuant
to the Plan only to nonemployee members of the Board of Directors of the Company.

      7.      Option Price.    The purchase price of the Common Shares covered
by an option granted pursuant to the Plan shall be 100% of the Fair Market Value of such shares on the day the option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 13 hereof. For purposes of the Plan, as of any date when the Common Shares are quoted on the National Association of Securities Dealers Automated Quotation System National Market System ("NASDAQ-NMS") or listed on one or more national securities exchanges, the "Fair Market Value" of the shares shall be deemed to be the mean between the highest and lowest sale prices of the Common shares reported on the NASDAQ-NMS or the principal national securities exchange on which the Common Shares are listed and traded on the immediately preceding
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date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported. If the Common Shares are not quoted on the NASDAQ-NMS or listed on an exchange, or representative quotes are not otherwise available, the "Fair Market Value" of the Common Shares shall mean the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Common Shares accurately.

      8.      Automatic Grant of Options.    Each year, on the date of the
Company's Annual Meeting of Stockholders, each member of the Company's Board of Directors who is neither an employee nor an officer of the Company shall be automatically granted on such date without further action by the Board an option to purchase five hundred (500) Common Shares. Anything in the Plan to the contrary notwithstanding, the effectiveness of the Plan and of the grant of all options hereunder is in all respects subject to, and the Plan and options granted under it shall be of no force and effect unless and until, and no option granted hereunder shall in any way vest or become exercisable in any respect unless and until the approval of the Plan by the affirmative vote of a majority of the Company's shares present in person or by proxy and entitled to vote at a meeting of shareholders at which the Plan is presented for approval.

      9.      Period of Option.    The options granted hereunder shall expire
on a date which is five (5) years after the date of grant of the options and the Plan shall terminate when all options granted hereunder have terminated.

      10.      Exercise of Option.    Options shall be exercised by the
delivery to the Company at its principal office or at such other address as may be established by the Committee (Attention: Corporate Treasurer) of written notice of the number of Common Shares with respect to which the Option is being exercised accompanied by payment in full of the purchase price of such shares. Unless otherwise determined by the Committee at the time of grant, payment for such shares may be made (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such purchase price, (iii) by delivery to the Company of Common Shares having a Fair Market Value equal to such purchase price, (iv) by irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay such purchase price and to sell the Common Shares to be issued upon exercise of the Option and deliver the cash proceeds less commissions and brokerage fees to the Optionee or to deliver the remaining Common Shares to the Optionee, or (v) by any combination of the methods of payment described in (i) through (iv) above.

      11.      Vesting of Shares and Non-Transferability of Options.

      (a)      Vesting.    Options granted under the Plan shall be fully
vested and exercisable on the date of grant.

      (b)      Legend on Certificates.    The certificates representing such
shares shall carry such appropriate legend, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933 or any state securities laws.

      (c)      Non-Transferability.    Any option granted pursuant to the Plan
shall not be assignable or transferable other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by him.



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      12.      Termination of Option Rights.

      (a) In the event an Optionee ceases to be a member of the Board of Directors of the Company for any reason other than death or disability, any then unexercised options granted to such Optionee may be exercised, within a period of ten (10) days following such time the Optionee so ceases to be a member of the Board of Directors, but in no event later than the expiration of the option.

      (b) In the event that an Optionee ceases to be a member of the Board of Directors of the Company by reason of his or her disability or death, any option granted to such Optionee may be exercised (by the Optionee's personal representative, heir or legatee, in the event of death) during the period ending one hundred eighty (180) days after the date the Optionee so ceases to be a member of the Board of Directors, but in no event later than the expiration date of the option.

      13. Adjustments Upon Changes in Capitalization and other Matters. In the event that the outstanding Common Shares are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization or reclassification, or in the event of a stock split, combination of shares or dividends payable in capital stock, automatic adjustment shall be made in the number and kind of shares as to which outstanding options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 3 hereof, to the end that the proportionate interest of the option holder shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share.

      If an option hereunder shall be assumed, or a new option substituted therefor, as a result of sale of the Company, whether by a corporate merger, consolidation or sale of property or stock, then membership on the Board of Directors of such assuming or substituting corporation or by a parent corporation or a subsidiary thereof shall be considered for purposes of an option to be membership on the Board of Directors of the Company.

      14.      Restrictions on Issuance of Shares.    Notwithstanding the
provisions of Sections 8 and 10 hereof, the Company shall have no obligation to deliver any certificate or certificates upon exercise of an option until the following conditions shall be satisfied:

      (i) The shares with respect to which the option has been exercised are at the time of the issue of such shares effectively registered under applicable Federal and state securities acts as now in force or hereafter amended; or

      (ii) Counsel for the Company shall have given an opinion that such shares are exempt from registration under Federal and state securities acts as now in force or hereafter amended;

and the Company has complied with all applicable laws and regulations, including without limitation all regulations required by any stock exchange upon which the Common Shares are then listed.



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      The Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to cause a registration statement or a post-effective amendment to any registration statement to be prepared at its expense solely for the purpose of covering the issue of shares in respect of which any option may be exercised.

      15. Representation of Optionee. The Company shall require the Optionee to deliver written warranties and representations upon exercise of the option that are necessary to show compliance with Federal and state securities laws including to the effect that a purchase of shares under the option is made for investment and not with a view to their distribution (as that term is used in the Securities Act of 1933).

      16.      Approval of Stockholders.    The effectiveness of this Plan and
of the grant of all options hereunder is in all respects subject to approval by the Company's shareholders as more fully set forth in Section 8 hereof.

      17.      Termination and Amendment of Plan.    The Board may at any time
terminate the Plan or make such modification or amendment thereof as it deems advisable, provided, however, that (i) the Board may not, without approval by the affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote at the meeting, (a) increase the maximum number of shares for which options may be granted under the Plan or the number of shares for which an option may be granted to any participating directors hereunder; (b) change the provisions of the Plan regarding the termination of the options or the time when they may be exercised; (c) change the period during which any options may be granted or remain outstanding or the date on which the Plan shall terminate; (d) change the designation of the class of persons eligible to receive options; (e) change the price at which options are to be granted; or (f) materially increase benefits accruing to option holders under the Plan; and (ii) the foregoing provisions of the Plan shall in no event be amended more than once every six months other than to comport with changes in the Internal Revenue Code. Termination or any modification or amendment of the Plan shall not, without consent of a participant, affect his rights under an option previously granted to him.